Exhibit 99.7

# STOCK ORDER FORM

Atlantic Coast Financial Corporation

| For Internal Use Only | | |
|---|---|---|
| BATCH #__________ | ORDER #__________ | CATEGORY ________ |
| REC'D__________ | O __________ | C __________ |

Stock Information Center
Atlantic Coast Bank
10328 Deerwood Park Blvd.
Jacksonville, FL 33256
Call us toll-free
at (877) 565-8569

**ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 11:00 a.m., Eastern Time, on _____ __, 2007.** Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on this form. You may NOT deliver this form to any other Atlantic Coast Bank offices. **Faxes or copies of this form are not required to be accepted.**

**PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM**

| (1) NUMBER OF SHARES | SUBSCRIPTION PRICE PER SHARE | (2) TOTAL PAYMENT DUE |
|---|---|---|
| | X $10.00 = | $ .00 |

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 75,000 ($750,000). See Stock Order Form instructions.

### (3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order **payable to: Atlantic Coast Financial Corporation** in the amount of: $ .00

*Cash, wire transfers, third party checks and Atlantic Coast Bank line of credit checks will not be accepted for this purchase. Checks will be cashed upon receipt.*

### (4) METHOD OF PAYMENT – ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Atlantic Coast Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **Atlantic Coast Bank IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

| *For Internal Use Only* | *Atlantic Coast Deposit Account Number(s)* | *Withdrawal Amount(s)* |
|---|---|---|
| | | $ .00 |
| | | $ .00 |
| | | $ .00 |
| | *Total Withdrawal Amount* | $ .00 |

### (5) PURCHASER INFORMATION

**Subscription Offering. Check the *one* box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:**

a. ☐ Depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50 at the close of business on March 31, 2006.

b. ☐ Depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50 at the close of business on ______ __, 2007.

c. ☐ Depositors of Atlantic Coast Bank at the close of business on ______ __, 2007, who are not eligible in (a) or (b) above.

**Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order.**

d. ☐ You are a resident of Chatham, Coffee and Ware Counties, Georgia, and Clay, Columbia, Duval, Nassau and St. John's Counties, Florida.

e. ☐ You were an Atlantic Coast Federal Corporation public stockholder as of ______ __, 2007.

f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

If you checked box (a), (b) or (c) please provide the following information as of the eligibility date under which the purchaser(s) listed in Section 9 listed below qualify in the subscription offering.

| *Deposit Account Title (Name(s) on Account)* | *Account Number(s)* |
|---|---|
| | |
| | |
| | |

**NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.**

### (6) MANAGEMENT AND EMPLOYEES

(Check the box, if applicable) Check if you are an Atlantic Coast Bank or Atlantic Coast Federal Corporation:

☐ Director ☐ Officer ☐ Employee ☐ Member of the immediate family of a director, officer or employee *(Immediate family is defined in the instruction section of this form)*

### (7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section (1) of the stock order form instructions.

### (8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

| *Name(s) listed in Section 9 on other stock order forms* | *Number of shares ordered* | *Name(s) listed in Section 9 on other stock order forms* | *Number of shares ordered* |
|---|---|---|---|
| | | | |
| | | | |

### (9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. You may not add the names of others for joint stock registration who do not have subscription rights or who qualify in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your eligibility date. See Stock Order Form Instructions for further guidance.

| | | | | |
|---|---|---|---|---|
| *First Name, Middle Initial, Last Name* | | | | *Reporting SSN/Tax ID No.* |
| *First Name, Middle Initial, Last Name* | | | | *SSN/Tax ID No.* |
| *Street* | | | | *Daytime Phone Number (important)* |
| *City (important)* | *State* | *Zip* | *County (important)* | *Evening Phone Number (important)* |

### (10) FORM OF STOCK OWNERSHIP

Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*
☐ Corporation/Partnership ☐ Other __________

FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY
☐ IRA
SSN of Beneficial Owner: ___-__-____

### (11) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE

I understand that, to be effective, this form, properly completed, must be received by Atlantic Coast Financial Corporation no later than 11:00 a.m. Eastern Time, on ______ __, 2007, otherwise this form and all subscription rights will be void. *(continued on reverse side of this form)*

**ORDER NOT VALID UNLESS SIGNED**

**ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.**

| | | | |
|---|---|---|---|
| Signature (title, if applicable) | Date | Signature (title, if applicable) | Date |

OVER →

# STOCK ORDER FORM – SIDE 2

**(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)**

Associate – The term "associate" of a particular person means:

(1) a corporation or organization (other than Atlantic Coast Federal, MHC, Atlantic Coast Bank, Atlantic Coast Financial Corporation, or a majority-owned subsidiary of Atlantic Coast Bank or Atlantic Coast Financial Corporation) of which the person is a senior officer or partner, or beneficially owns directly or indirectly 10% or more of any class of equity securities;
(2) any trust or other estate in which the person has a substantial beneficial interest or is a trustee or fiduciary; or
(3) any relative or spouse of such person, or any relative of such spouse, who lives in the same home as the person or who is a trustee, director or officer of Atlantic Coast Federal, MHC, Atlantic Coast Bank, Atlantic Coast Financial Corporation or any of the subsidiaries of the foregoing.

Acting in concert – The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

Persons or companies having the same address on an account of Stock Order Form will be deemed to be acting in concert, unless otherwise determined by our Board of Directors. A person or company who acts in concert with another person or company will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party.

We will presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

Please see the Prospectus section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more information on purchase limitations and a more detailed description of "associates" and "acting in concert".

**(11) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE (continued from front of Stock Order Form)**

I agree that after receipt by Atlantic Coast Financial Corporation, this Stock Order Form may not be modified or canceled without Atlantic Coast Financial Corporation's consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $750,000 for any individual person, or $1.5 million overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offer combined, as set forth in the Plan of Conversion and the Prospectus dated ______ __, 2007.

**Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.**

**I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY ATLANTIC COAST FINANCIAL CORPORATION OR ATLANTIC COAST BANK OR BY THE FEDERAL GOVERNMENT.**

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's Southeast Regional Office at (404) 888-0771.

I further certify that, before purchasing the common stock of Atlantic Coast Financial Corporation, I received the Prospectus dated ______ __, 2007, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the "Risk Factors" section beginning on page 20, which risks include but are not limited to the following:

1. The loan portfolio possesses increased risk due to our rapid growth and the overall unseasoned nature of the portfolio.
2. The current interest rate environment has had and will have an adverse effect on our net interest income.
3. Our operating expenses are high as a percentage of our net interest income and non-interest income, making it more difficult to maintain profitability.
4. The loan portfolio possesses increased risk due to our growing number of commercial real estate, commercial business and construction loans, which could increase our level of provision for loan losses.
5. If the allowance for loan losses is not sufficient to cover actual losses, income may be negatively affected.
6. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
7. Future changes in interest rates could reduce our net income.
8. Strong competition in our primary market area may reduce our ability to attract and retain deposits and also increase our cost of funds.
9. Strong competition in our primary market area may reduce our ability to obtain loans and also decrease our yield on loans.
10. If economic conditions deteriorate in our primary market areas of Jacksonville, Florida and Ware County, Georgia, our results of operations and financial condition could be adversely impacted as borrowers' ability to repay loans declines and the value of the collateral securing loans decreases.
11. Future economic growth in our Florida market area is likely to be more moderate.
12. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
13. The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
14. Our failure to utilize effectively the net proceeds of the offering could reduce our return on stockholders' equity and our return on assets and negatively impact the value of our common stock.
15. The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.
16. There may be a limited market for our common stock, which may lower our stock price and make it more difficult for investors to sell their shares of our common stock.
17. The implementation of the stock-based incentive plan may dilute your ownership interest.
18. Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.
19. Various factors may make takeover attempts more difficult to achieve.
20. The rights of existing stockholders of Atlantic Coast Federal Corporation will be reduced under Atlantic Coast Financial Corporation's articles of incorporation and bylaws.

**By executing this form the investor is not waiving any rights under the Federal Securities Laws, including the Securities Act of 1933 and the Securities and Exchange Act of 1934.**

**See Front of Stock Order Form** →

# ATLANTIC COAST FINANCIAL CORPORATION
# STOCK ORDER FORM INSTRUCTIONS

**Sections (1) and (2) – Number of Shares and Total Payment Due.** Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual is 75,000 shares ($750,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase an aggregate of more than 150,000 shares ($1.5 million), in all categories of the offering combined. Current Atlantic Coast Federal Corporation stockholders are subject to these purchase limitations and to an overall ownership limitation. Please see the Prospectus section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

**Section (3) – Payment by Check or Money Order.** Payment may be made by including with this form a personal check, bank check or money order payable to Atlantic Coast Financial Corporation. These will be cashed upon receipt, and acceptance of this order is subject to collection of funds. Indicate the amount remitted. Interest will be paid at our passbook savings rate until the offering is completed. Please do not remit cash, wire transfers, third party checks (including those payable to you and endorsed to Atlantic Coast Financial Corporation), and Atlantic Coast Bank line of credit checks as payment for this purchase.

**Section (4) – Payment by Account Withdrawal.** Payment may be made by authorizing a direct withdrawal from your Atlantic Coast Bank deposit account(s). Indicate the account number and amount you wish withdrawn from each account. Funds designated for withdrawal must be available within the account(s) at the time the Stock Order Form is received. Upon receipt of the order, we will place a hold on the amount(s) designated by you. These funds will then become unavailable to you for withdrawal, however you will continue to earn interest within the account(s) at the contractual rate. There will be no early withdrawal penalty for withdrawal from an Atlantic Coast Bank certificate of deposit account for this purpose. Note that you may NOT designate Individual Retirement Accounts ("IRAs") or accounts with check-writing privileges for direct withdrawal on this form. If you would like to use funds from an account with check-writing privileges, please make payment by a check drawn on such account. Please contact the Stock Information Center as soon as possible, but no later than _____ __, 2007, if you want to use Atlantic Coast Bank retirement accounts (or any other retirement funds) to make your stock purchase. Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

**Section (5) – Purchaser Information.** Please check the one box that applies to the purchasers listed in Section 9 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the **Subscription Offering.** If you checked box (a), (b) or (c) list all the Atlantic Coast Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only the entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of our share allocation in the event of an oversubscription.** Box (d), (e) and (f) refers to a Community Offering, if held. Orders placed in a Subscription Offering will take preference over orders placed in a Community Offering. See "The Conversion and Offering" section of the prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

**Section (6) – Management & Employees.** Check if you are an Atlantic Coast Federal Corporation or Atlantic Coast Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who reside in the same house as the director, officer or employee.

**Section (7) – Maximum Purchaser Identification.** Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete item 8, you will not have an opportunity to purchase more shares.

**Section (8) – Associates/Acting in Concert.** Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary.

**Section (9) – Stock Registration.** Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each order form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** You may not add the names of others for joint stock registration who do not have subscription rights or who qualify in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your eligibility date. Stock may also be registered in the name of a trust for which you are the sole beneficiary or sole income beneficiary. For this purpose, an IRA that is held as a custodial account is deemed to be a trust. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about your stock order form.

**Section (10) – Form of Stock Ownership.** For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

**Buying Stock Individually** – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible account at Atlantic Coast Bank on March 31, 2006, ______ __, 2007 or ______ __, 2007.

**Buying Stock Jointly:**

**Joint Tenants** – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

**Tenants in Common** – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

**Buying Stock for a Minor** – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible account at Atlantic Coast Bank on March 31, 2006, ______ __, 2007 or ______ __, 2007.

The standard abbreviation for custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA", followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the GA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor's social security number).

**Buying Stock for a Corporation/Partnership** – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible account at Atlantic Coast Bank on March 31, 2006, _____ __, 2007 or _____ __, 2007.

**Buying Stock in a Trust/Fiduciary Capacity** – Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible account at Atlantic Coast Bank on March 31, 2006, _____ __, 2007 or _____ __, 2007.

**Buying Stock in a Self-Directed IRA** (for trustee/broker use only) – Stock may be purchased using self-directed individual retirement accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through Atlantic Coast Bank retirement accounts, which are not self-directed. Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

**Section (11) – Acknowledgment, Certification and Signature.** Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment and certification. Verify that you have printed clearly, and completed all applicable shaded areas. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

**DELIVERY INSTRUCTIONS.** Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 11:00 a.m., Eastern Time, on _______ __, 2007. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on the front of the Stock Order Form. You may NOT deliver this form to any other Atlantic Coast Bank offices. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or required signature(s).

**OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.**

**QUESTIONS? Call our Stock Information Center, toll-free, at (877) 565-8569, Monday through Friday from 10:00 a.m. to 4:00 p.m. Eastern Time. The Center is not open on weekends and bank holidays.**